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                                                                     EXHIBIT 4.4

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                             DI GIORGIO CORPORATION

                                   AS ISSUER

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                                  $100,000,000

                           12% SENIOR NOTES, DUE 2003

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                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 9, 1997

                         AMENDING AND SUPPLEMENTING THE
                     INDENTURE DATED AS OF FEBRUARY 1, 1993

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                              THE BANK OF NEW YORK

                                   AS TRUSTEE

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     THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 9, 1997, between DI GIORGIO CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the "Company") and THE BANK OF NEW YORK a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of February 1, 1993 (the "Original Indenture"), regarding the Company's 12% Senior Notes Series due 2003 (the "Securities");

     WHEREAS, the Company has commenced a tender offer (the "Tender Offer") for the Securities and, in connection therewith, has solicited consents (the "Solicitation") from the Holders to certain amendments to the Original Indenture, as set forth in the Offer to Purchase and Consent Solicitation Statement of the Company dated May 16, 1997; and

     WHEREAS, pursuant to the Solicitation, the Holders of at least a majority in aggregate principal amount of the Securities outstanding (excluding for this purpose any Securities held by the Company, or any Affiliate of the Company) have consented to the amendments effected by this First Supplemental Indenture in accordance with the provisions of the Original Indenture.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows.

                                   ARTICLE I

             DEFINITIONS; AMENDMENTS TO ORIGINAL INDENTURE; WAIVER

SECTION 1.01  Definitions.

     Capitalized terms used but not defined in this First Supplemental Indenture shall have the specified meanings therefor set forth in the Original Indenture.

SECTION 1.02  Amendments to Original Indenture.

     (a) The amendments set forth in this First Supplemental Indenture shall become operative on the date that the Company notifies The Bank of New York, in its capacity as Depositary in connection with the Tender Offer, that the Securities tendered are accepted for purchase and payment pursuant to the Tender Offer and shall be deemed effective as of June 9, 1997. If the Securities are not accepted for payment by the Company for any reason, the amendments set forth herein will not become operative.

     (b) Sections 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 8.01 of the Original Indenture
shall be deleted.

     (c) Section 5.01 of the Original Indenture shall be amended by deleting clauses (iii), (iv) and (v) thereof and inserting "[intentionally omitted]" in lieu thereof.

     (d) Section 8.02 of the Original Indenture shall be amended and restated so as to read in its entirety as follows:

SECTION 8.02  Successor Corporation.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.
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     (e) All references in the Original Indenture and the Securities to the
sections, subsections and clauses of the Original Indenture and the Securities deleted or amended by the foregoing paragraphs (b) through (d) shall be void and of no further force and effect.

     (f) All defined terms used in Section 1.01 of the Original Indenture that are used solely in the sections, subsections and clauses deleted by the foregoing paragraphs (b) through (d) shall be void and of no further force and effect.

SECTION 1.03  Waiver.

     If and to the extent that any provision of the covenants set forth in the sections and subsections of the Original Indenture deleted by Section 1.02 (b) through (d) of this First Supplemental Indenture would impair the Company's ability to effect the Tender Offer and the Solicitation, compliance with such provision is hereby waived by the Trustee.

                                   ARTICLE II

                                 MISCELLANEOUS

SECTION 2.01.  Instruments To Be Read Together.

     This First Supplemental Indenture is an indenture supplemental to the Original Indenture; and, as such, said Original Indenture and this First Supplemental Indenture shall henceforth be read together.

SECTION 2.02.  Confirmation.

     The Original Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.03.  Headings.

     The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 2.04.  Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

SECTION 2.05.  Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts notwithstanding that all parties named herein may not be signatories to the same counterpart, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.06.  Effectiveness.

     The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee.

SECTION 2.08.  Acceptance by Trustee.

     The Trustee accepts the amendments to the Original Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the

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statements of the Company and the Guarantors and except as provided in the
Original Indenture the Trustee shall not be responsible or accountable in any whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

SECTION 2.08.  Trust Indenture Act Controls.

     If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                          DI GIORGIO CORPORATION

                                          By    /s/ LAWRENCE S. GROSSMAN

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                                            Name: Lawrence S. Grossman
                                            Title:   Vice President and
                                             Corporate Controller

                                          THE BANK OF NEW YORK

                                          By       /s/ TIMOTHY J. SHEA

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                                            Name: Timothy J. Shea
                                            Title:   Assistant Treasurer

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